                                                                    EXHIBIT 99.1

                               NORTHEAST FEDERAL
               CALCULATION OF BOOK VALUE AND TANGIBLE BOOK VALUE
                                PER COMMON SHARE

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
                                                            BOOK VALUE AND
                                                         TANGIBLE BOOK VALUE
                                                        -----------------------
                                                             DECEMBER 31,
                                                        -----------------------
                                                           1993         1992
                                                        -----------  ----------
                                                        (DOLLARS IN THOUSANDS
                                                        EXCEPT SHARE AMOUNTS)
Total stockholders' equity............................. $   132,513  $  137,573
Less preferred equity:
  Convertible preferred stock, Series A................          --     (41,337)
  Series B preferred stock.............................     (39,420)    (35,170)
Less dividends in arrears..............................        (838)    (12,802)
                                                        -----------  ----------
Total common equity.................................... $    92,255  $   48,264
                                                        ===========  ==========
Common shares outstanding at date......................  13,499,078   5,729,579
                                                        ===========  ==========
                                                        $      6.83  $     8.42
                                                        ===========  ==========
Fully Diluted:
  Total common equity.................................. $    92,255  $   48,264
  Plus:
    Proceeds from options..............................       1,693         631
    Proceeds from warrants.............................       2,350       2,350
                                                        -----------  ----------
Adjusted common equity................................. $    96,298  $   51,245
                                                        ===========  ==========
Common shares outstanding..............................  13,499,078   5,729,579
Options outstanding (exercisable)......................     571,613     352,676
Warrants outstanding...................................     800,000     800,000
                                                        -----------  ----------
Common stock equivalents...............................  14,870,691   6,882,255
                                                        ===========  ==========
                                                        $      6.48  $     7.45
                                                        ===========  ==========
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